R.J. Reukl Geological Services
21 Falcon Avenue
P.O. Box 1185
Manitouwadge, Ontario                                  Phone      (807) 826-2922
P0T 2C0                                                Fax        (807) 826-4408
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December 3, 2004

Stonechurch, Inc.
203 Bannerman Street North
Porcupine, Ontario
P0N 1C0


Dear Sirs:

This letter will constitute my permission for Stonechurch, Inc. to use, reference and file my geological report dated July 3, 2004 entitled "Geological Report on the Shining Tree Gold Property, Asquith Township, Larder Lake Mining Division, Ontario" for any purposes normal to the business of Stonechurch, Inc. This shall include use of the report in conjunction with the filing of a registration statement on Form SB-2 with the United States Securities and Exchange Commission. I also consent to the inclusion of my name as an expert in Stonechurch, Inc.'s registration statement and the filing of this consent as an exhibit to its registration statement.



Yours Truly,

/s/ Robert Reukl

Robert  J. Reukl, B.Sc.